PLACEMENT AGENT AGREEMENT
AMENDMENT NO.2

This Amendment No.2 to Placement Agent Agreement dated as of January 31, 2008 (“Amendment”) by and between First Montauk Securities Corp. (the “Placement Agent”) and Geeks on Call America, Inc., a Virginia corporation (the “Company”).

WHEREAS, the Placement Agent and the Company are parties to a Placement Agent Agreement dated as of October 22, 2007,as previously amended (“Original Agreement”) pursuant to which, among other things, the Company retained the Placement Agent to act as its placement agent in connection with an Offering (as defined therein) pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder, of units (the “Units”);

WHEREAS, the Placement Agent and the Company desire to further extend the Offering Period and have agreed to execute this Amendment to evidence the extension thereof.

NOW THEREFORE, for mutual consideration, the parties agree to the following terms and conditions.

1.  All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Original Agreement.

2. The Offering Period shall be extended to February 15, 2008. The parties shall prepare any and all necessary additional supplements or Escrow Agreement amendments as may be necessary.

3. All other terms and conditions of the Original Agreement shall remain in full force and effect.

4. The validity and interpretation of this Amendment shall be governed by the laws of the State of New York applicable to agreements made and to be fully performed therein. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement.

NOW THEREFORE, the parties, intending to be bound, have caused this Amendment to be duly executed by the signatories below.

GEEKS ON CALL AMERICA, INC.		FIRST MONTAUK SECURITIES CORP.

By:	/s/ Richard T. Cole	By:	/s/ Victor K. Kurylak
Name:	Richard T. Cole	Name:	Victor K. Kurylak
Title:	Chief Executive Officer	Title:	President & CEO